SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2007

ONSTREAM MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

1291 SW 29 Avenue, Pompano Beach, Florida 33069
(Address of executive offices and Zip Code)

(954)917-6655
(Registrant's Telephone Number, Including Area Code)

________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry Into A Material Definitive Agreement
2.01 Completion of Acquisition or Disposition of Assets
3.02 Unregistered Sales of Equity Securities

On April 27, 2007 Onstream Media Corporation (“Onstream”, “we”) completed the acquisition of Infinite Conferencing LLC (“Infinite”) a Georgia limited liability company. The transaction, by which we acquired 100% of the membership interests of Infinite, was structured as a merger by and between Infinite and our wholly-owned subsidiary, Infinite Conferencing, Inc.

The primary assets acquired, in addition to Infinite’s ongoing business operations, were accounts receivable, equipment, internally developed software, customer lists and employment and non-compete agreements.

The consideration for the merger was a combination of $14 million in cash and approximately 1.38 million shares of Onstream Media restricted common stock, for an aggregate purchase price of approximately $18 million. Onstream Media arranged a private equity financing totaling $11 million, to partially fund the transaction, consisting only of the sale of Onstream Media restricted common stock at $2.25 per share to approximately sixty individuals, funds and other entities. The remainder of the purchase price was funded from the Company’s cash. The offer and sale of our securities was made pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission promulgated thereunder), in reliance on an exemption set forth in Section 4(2) and Regulation D thereof. All of the offers and sales of our securities were made exclusively to accredited investors in offers and sales not involving a public offering insofar as the purchasers in the private placement were accredited investors purchasing the securities for their own account and not with a view towards or for resale in connection with their distribution. The private placement was conducted without general solicitation or advertising.

We paid placement fees in connection with the private equity financing, such fees consisting of (i) cash placement and/or finders fee equal to 7% of the gross proceeds of the financing, (ii) 342,222 five year warrants exercisable at $2.70 per share, equal to 7% of the aggregate number of shares of common stock issued in the financing, and (iii) reimbursement of reasonable out-of-pocket expenses not to exceed $1,000 unless previously authorized. The shares underlying the warrants will be included in the registration statement discussed below.

We have agreed to file a registration statement containing all shares issued in connection with the private financing, such filing to be within sixty (60) days of the first closing for purchase of shares under the private financing, which first closing occurred on March 30, 2007 (“First Closing Date”). We have agreed to use our reasonable best efforts to cause such Registration Statement to become effective as promptly as possible after filing, and in any event within one hundred twenty (120) days from the First Closing Date (or in the event the registration statement receives a “full review” by the Securities and Exchange Commission (“SEC”), within one hundred fifty (150) days from the First Closing Date) or, if earlier, within five (5) business days of SEC clearance to request acceleration of effectiveness. In the event the above deadlines are not met, we incur cash penalties of 1.5% per month, not to exceed a total of 10%, calculated based on the initial purchase price of the shares purchased in the financing. At the closing of the merger, we entered into a registration rights agreement with the Infinite sellers, wherein we agreed to register the shares issued to them within 30 days of the closing of such merger transaction and to use our reasonable best efforts to have such registration statement declared effective within ninety (90) days of the merger closing date (or in the event the registration statement receives a review by the SEC, within one hundred twenty (120) days).

In addition to the shares issued to the Infinite sellers and the shares underlying the warrants issued to the placement agents, we may also include a mutually agreed number of unregistered shares from previous transactions in the registration statement containing the shares issued under the private financing, to the extent the inclusion of such additional securities is in compliance with applicable rules and provided that the securities issued pursuant to the current financing shall have priority over such additional shares.

At the closing of the merger, we entered into a lock-up agreement with the Infinite sellers that limits the number of shares that they may sell, to 25% per quarter, which percentage may be increased at our option. The lock-up agreement also provides that in the event that the accumulated gross proceeds of the sale of first 50% of the shares issued to them is less than $2.0 million, we, at our sole option but provided that all securities to be issued in connection with the merger agreement and any related financing or other transactions do not exceed 19.99% of our outstanding common stock at the measurement date, will pay the difference in cash or our common shares.

In connection with the merger agreement, we entered into two employment contracts and one consulting contract with three key Infinite executives, such employment contracts including five-year option grants for the purchase of up to 200,000 common shares with an exercise price of $2.50 per share (fair market value at the date of closing) and vesting over two years. The employment and consulting contracts contain non-compete provisions with a minimum term of three years from the merger closing.

The above transactions represent the final closing under agreements we entered into on March 26, 2007 and first reported in a Form 8-K we filed with the SEC on March 28, 2007.

Item 7.01 Regulation FD Disclosure

On April 30, 2007 we issued a press release announcing that we had completed the acquisition of Infinite Conferencing LLC. A copy of the press release, which is incorporated herein by reference, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) and (b) Financial Statements

Onstream intends to file the audited financial statements of Infinite and the pro forma financial presentation required by Form 8-K Items 9.01 (a) and 9.01 (b) within 75 days after the consummation (i.e., closing) of the merger transaction.

(c) Exhibits

All of the below exhibits, except exhibit 99.1, were included with the Form 8-K filed by us on March 28, 2007 and hereby incorporated by reference.

Exhibit No.	Description

2.1	Infinite Conferencing Merger Agreement dated March 26, 2007
2.1.1	Infinite Conferencing Merger Agreement - Form of Registration Rights Agreement
2.1.2	Infinite Conferencing Merger Agreement - Form of Lock-Up Agreement
10.1	Form of Subscription Agreement used for sale of $11.0 million common shares - March 2007
99.1	Press release dated April 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

May 1, 2007	By:	/s/ Robert E. Tomlinson
Robert E. Tomlinson, CFO